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                                                                   EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 19, 2001 in the Registration Statement (Form S-1) and related Prospectus of Senomyx, Inc. for the registraton of shares of its common stock.


                                     /s/ ERNST & YOUNG LLP


San Diego, California
February 20, 2001